Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 14, 2013, relating to the consolidated financial statements and financial statement schedule of Newport Corporation, and the effectiveness of Newport Corporation’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Newport Corporation for the year ended December 29, 2012.

/s/ Deloitte & Touche LLP

Costa Mesa, California

March 21, 2013